Exhibit 99.1

Subsidiaries of Owens Corning June 30, 2011	State or Other Jurisdiction Under the Laws of Which Organized

CDC Corporation	Wisconsin
Crown Mfg. Inc.	Ontario
Dutch OC Cooperatief Invest U.A.	The Netherlands
Engineered Pipe Systems, Inc.	Delaware
EPS Holding AS	Norway
Eric Company	Delaware
European Owens Corning Fiberglas SPRL	Belgium
Falcon Foam Corporation	Delaware
Flowtite Offshore Services Ltd.	Cyprus
Instalaciones Especializadas en Confort Termoacustico y Ampliacion, S. de R.L. de C.V.	Mexico
Integrex Ventures LLC	Delaware
IP Owens Corning I, S. de R.L. de C.V.	Mexico
IPM Inc.	Delaware
Jefferson Holdings, Inc.	Delaware
Modulo SAS	France
Modulo USA LLC	Delaware
Norske EPS BOT AS	Norway
OC Canada Finance Inc.	Canada
OC Canada Holdings Company	Nova Scotia
OC Canada Holdings General Partnership	Delaware
OC Celfortec Company	Nova Scotia
OC NL Invest Cooperatief U.A.	The Netherlands
OC PRO CV	The Netherlands
OCCV1 Inc.	Delaware
OCCV2 LLC	Delaware
OCV (Thailand) Company Limited	Thailand
OCV (Tsu) Japan K.K.	Japan
OCV Chambéry France	France
OCV Chambéry International	France
OCV Composites (China) Co., Ltd.	China
OCV Czech Sro	Czech Republic
OCV Distribution ANZ Pty-Limited	Australia
OCV Fabrics (Changzhou) Co., Ltd.	China
OCV Fabrics UK Ltd.	United Kingdom
OCV Finance, LLC	Delaware
OCV Germany GmbH	Germany
OCV Holdings Belgium Sprl	Belgium
OCV Intellectual Capital, LLC	Delaware
OCV Italia Srl.	Italy
OCV Lorcet	France
OCV Mexico S. de R.L. de C.V.	Mexico
OCV Reinforcements (Beijing) Co., Ltd.	China
OCV Reinforcements (Hangzhou) Co., Ltd.	China
OCV Reinforcements Alcala Spain, S.L.	Spain
OCV Reinforcements Manufacturing Private Ltd.	India
OCV Revetex Srl.	Italy
OCV Servicios Mexico, S.A. de C.V.	Mexico
OCV Steklovolokno OAO	Russia
Owens Corning (China) Investment Company, Ltd.	China
Owens Corning (Guangzhou) Fiberglas Co., Ltd.	China
Owens Corning (Japan) Co., Ltd.	Japan

Owens Corning (Jiangyin) Building Materials Co., Ltd.	China
Owens Corning (Nanjing) Building Materials Co., Ltd.	China
Owens-Corning (Shanghai) Fiberglas Co., Ltd.	China
Owens Corning (Shanghai) Trading Co., Ltd.	China
Owens Corning (Singapore) Pte Ltd	Singapore
Owens Corning (Tianjin) Building Materials Co., Ltd.	China
Owens Corning Alloy Canada GP Inc.	Canada
Owens Corning Alloy Canada LP	Manitoba
Owens Corning Argentina Sociedad de Responsabilidad Limitada	Argentina
Owens Corning (Australia) Pty Limited	Australia
Owens Corning Automotive (UK) Ltd.	United Kingdom
Owens Corning BM (Korea), Ltd	Korea
Owens-Corning Britinvest Limited	United Kingdom
Owens Corning Building Material Sustainability LLC	Delaware
Owens Corning Building Materials Romania SRL	Romania
Owens Corning Canada GP Inc.	Canada
Owens Corning Canada Holdings, B.V.	The Netherlands
Owens Corning Canada LP	Manitoba
Owens Corning Cayman (China) Holdings	Cayman Islands
Owens-Corning Cayman Limited	Cayman Islands
Owens Corning Celfortec Canada GP Inc.	Canada
Owens Corning Celfortec LP	Manitoba
Owens Corning Composite Materials, LLC	Delaware
Owens Corning Composite Materials Canada GP Inc.	Nova Scotia
Owens Corning Composite Materials Canada LP	Manitoba
Owens Corning Construction Services, LLC	Delaware
Owens Corning Elaminator Insulation Systems, LLC	Delaware
Owens Corning Enterprise (India) Pvt. Ltd.	India
Owens Corning Fabwel, LLC	Delaware
Owens Corning Fiberglas A.S. Limitada	Brazil
Owens Corning Fiberglas S.R.L.	Uruguay
Owens-Corning Fiberglas Deutschland GmbH	Germany
Owens Corning Fiberglas Espana, SL	Spain
Owens Corning Fiberglas France SAS	France
Owens-Corning Fiberglas (G.B.) Ltd.	United Kingdom
Owens-Corning Fiberglas Sweden, LLC.	Delaware
Owens-Corning Fiberglas (U.K.) Pension Plan Ltd.	United Kingdom
Owens Corning Financial Services ULC	Nova Scotia
Owens Corning Foam Insulation, LLC	Delaware
Owens Corning Franchising, LLC	Delaware
Owens-Corning Funding Corporation	Delaware
Owens Corning Holdings 1 CV	The Netherlands
Owens Corning Holdings 3 CV	The Netherlands
Owens Corning Holdings 4 CV	The Netherlands
Owens Corning Holdings 5 CV	The Netherlands
Owens Corning HOMExperts, Inc.	Delaware
Owens Corning Hong Kong Limited	Hong Kong
Owens Corning HT, Inc.	Delaware
Owens-Corning (India) Private Limited	India
Owens Corning Insulating Systems, LLC	Delaware
Owens Corning Insulating Systems Canada GP Inc.	Canada
Owens Corning Insulating Systems Canada LP	Manitoba
Owens Corning Intellectual Capital, LLC	Delaware
Owens Corning International Holdings C.V.	The Netherlands
Owens Corning Korea	Korea
Owens Corning Living Solutions, Inc.	Delaware
Owens Corning Manufacturing Limited	Japan
Owens Corning Mexico, S. de R.L. de C.V.	Mexico

Owens-Corning Overseas Holdings, Inc.	Delaware
Owens Corning Remodeling Canada GP Inc.	Canada
Owens Corning Remodeling Canada LP	Manitoba
Owens Corning Remodeling Systems, LLC	Delaware
Owens Corning Re-Insulation Franchising, LLC	Delaware
Owens Corning Roofing and Asphalt, LLC	Delaware
Owens Corning Sales, LLC	Delaware
Owens Corning Science and Technology, LLC	Delaware
Owens Corning Sunrooms Franchising, LLC	Delaware
Owens Corning Sustainability, LLC	Delaware
Owens-Corning Sweden AB	Sweden
Owens Corning US Holdings, LLC	Delaware
Owens-Corning Veil Netherlands B.V.	The Netherlands
Owens-Corning Veil U.K. Ltd.	United Kingdom
Palmetto Products, Inc.	Delaware
Soltech, Inc.	Kentucky
Tecnologia Owens Corning I, S. de R.L. de C.V.	Mexico